For period ending October 31, 1998
		Exhibit 77(Q)(2)

File number 811- 7540


Global High Income Dollar Fund Inc.

A Form 3 was filed late by the following officer as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.


				  Number of       Number of Transactions Not
Name      Position with Fund      Late Reports*   Reported on Timely Basis
John Lee  Vice President              1                      0

* Report related solely to such person having been elected an officer of the Fund.